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                                                                   EXHIBIT 10.21


                               DATED        1999

                           OGDEN PROPERTIES LIMITED
                                      and
                              DIGITAL ISLAND INC
               Counterpart/
                                   L E A S E
                                 in respect of
                            Third Floor City Reach
                5 Greenwich View Place Millharbour Isle of Dogs



                                                            Le Brasseur J Tickle
                                                                      Solicitors
                                                                  6-7 Park Place
                                                                   Leeds LS1 2RU

                                                              Tel:  0113 2341220
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                                THE PARTICULARS

1.   "The Landlord"                OGDEN PROPERTIES LIMITED

     Registered Office             Boston Hall, Boston Spa, Yorkshire
                                   LS23 6AD

2.   "The Tenant"                  DIGITAL ISLAND INC

     Registered Office             Suite 1200 45 Fremont Street San Francisco
                                   CA 94105

3.   "The Demised Premises"        Third Floor City Reach, 5 Greenwich View
                                   Place, Millharbour, Isle of Dogs London
                                   E14 9NN

4;   "The Fixed Term"              Ten Years (10 years)

5.   "the Term Commencement Date"  13th September 1999

6    "The Term Expiry Date"        12th September 2009

7    "The Initial Rent"            The Initial Rent means from and including
                                   the Term Commencement Date until the
                                   Rent Start Date a peppercorn (if demanded) and thereafter the sum of (Pounds)204,440 per annum

8.   "The Rent Start Date"         13th October 1999

9.   "The Rest Review Date"        12th September 2004

10.  "The Service Charge Date"     13th September 1999

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1.   THE PARTIES

THIS LEASE is made the    day of       One thousand nine hundred and ninety nine

BETWEEN

THE LANDLORD named in the Particulars (hereinafter called "the Landlord") of the first part and THE TENANT named in the Particulars (hereinafter called "the Tenant") of the second part and THE SURETY named in the Particulars (hereinafter called "the Surety") of the third part

2.   DEFINITIONS

IN this Lease except where the context otherwise requires the following words have the following meanings

Account Day               means the 31st day of December or such other day as
                          the Landlord shall notify to the Tenant and the first
                          Account Day shall be the 31st day of December 1999

adjoining property        means the property of the Landlord abutting upon
                          adjacent to or situate in the vicinity of the Demised
                          Premises including where the Demised Premises form part of a larger property belonging to the Landlord the other part or parts of that property

Advance Service Charge    means the sum of (Pounds)59,180 (being the annual
                          payable during the period up to the first Account Day)

Authorised Guarantee      means the form of Authorised Guarantee Agreement set
                          out in the Sixth Schedule hereto

Atrium means the entrance lobby shared with the adjoining office building shown edged yellow on the Site Plan

Atrium Services           means the services provided for the Atrium and may
                          include in particular but without prejudice to the generality of the foregoing the matters set out in the Fourth Schedule Part III but subject to the provisos referred to in Clause 6.3 hereof

Building means the office building constructed on the Property comprising ground floor and seven upper floors the basement car park with the plant rooms serving the same

Common Parts              means those parts of the Building which it is not
                          intended shall be demised to any particular tenant or occupier which shall include without prejudice to the generality of the foregoing the lifts stairs toilets corridors service corridors and service rooms and plant rooms and fire escapes

Conduits means all ducts shafts cisterns tanks radiators water gas electricity and telephone supply pipes wires and cables sewers drains soil pipes waste water pipes gutters soakaway meters and any other pipes wires and cables other than those belonging to the relevant supply authorities

Demised Premises          means all that the premises described in the First
                          Schedule hereto but including all additions and improvements thereto

Disputes Procedure        means the procedure for settling disputes as to value
                          in accordance with the

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                          provisions of Clause 9 hereof

Estate means the piece or parcel of land at Millharhour Isle of Dogs in the London Borough of Tower Hamlets and known as Greenwich View Place as the same is for the pu1poses of identification only edged green on the Site Plan

Fixed Term                means the period of years specified in the Particulars
                          commencing from the Term Start Date specified in the Particulars

Floor Plans               mean the plans annexed hereto and marked 'Third Floor
                          Plan' "Ground Floor Plan" and "Basement Plan"

Forecourt                 means the external areas of the Property not
                          comprised within the Building

Head Lease                means the Lease dated the 18th day of April 1991
                          between Robert Ogden (1) the Landlord (2)

Initial Defect            means a defect in or want of repair of the Building
                          which shall come to or be brought to the attention of the Landlord before I" September 2002 and which arises out of the original design or construction of the Building and is due to faulty or defective design bad workmanship or the use of defective or unsuitable materials in the said original construction of the Building

Initial Rent              means the annual rent described in the Particulars

Insurance Rent            means the rents payable for the insurance of the
                          Demised Premises

Insured Risks             means fire storm tempest lightning impact explosion
                          aircraft (except in war) and articles dropped therefrom (save in war) and malicious damage and such other risks as the Landlord shall from time to time reasonably require in so far as any such risk is in each case available in the United Kingdom insurance market on reasonably acceptable commercial terms

Market Rent               means the rent calculated in accordance with Clause
                          8.1 hereof

Part I Services           means all services provided for the Estate and any
                          adjoining or neighbouring land which may at any time be managed controlled or used in conjunction with the Estate or any part or parts thereof respectively by or on behalf of the Landlord and may include in particular but without prejudice to the generality of the foregoing the matters set out in the Fourth
                          Schedule hereto but subject to the provisos referred to in Clause 6.3 hereof

Part II Services          means all services provided for the Building and may
                          include in particular but without prejudice to the generality of the foregoing the matters set out in the Fourth Schedule Part II but subject to the provisos referred to in Clause 6.3 hereof

Permitted                 means a part of the Demised Premises comprising an
                          area which when sublet will not create with any area retained in the occupation of the Tenant more than six separate areas of occupation or more than six sublettings

Plan                      means the plans annexed hereto

Planning Acts             means the Town and Country Planning Act 1990 and the
                          Public Health Acts 1875-1969 or any statutory modification or re-enactment thereof for the time

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                          being in force and any regulations or orders made or
                          having effect thereunder

Prescribed Rate           means 4 per centum per annum above the National
                          Westminster Bank plc or its successors in business bank rate or other equivalent prime lending rate for the time being in force

Property means that part of the Estate demised to the Landlord by the Headlease (including the Demised Premises) and together with the basement the plant rooms serving the same the Forecourt and the Unit Car Park Spaces

Proportion                means a proportion determined from time to time by the
                          Surveyor whose determination shall be final and binding on the parties (save in the case of manifest error) but in making his apportionment as to what proportion whether it be of service charges or otherwise is to be attributable to the Demised
                          Premises the Surveyor shall normally make such apportionment based on the proportion which the net lettable area of the Demised Premises bears to the net lettable area of the Building but may make such apportionment on some other fair and reasonable basis if he considers the same to be fair and reasonable

Qualifying Assignee       means a firm person or company which complies with
                          each of the following criteria

                          (a) that can show that it has net profits before tax (as stated in its accounts prepared and published in accordance with the Companies Act 1985 and 1989 and relevant statements of accounting practice in the case of a limited company or in any other case prepared in accordance with recognised accounting and auditing procedures ("the Audited Accounts") for each of the three completed financial periods (each such period not to exceed 12 months) of the proposed assignee immediately preceding the date of application for Licence to Assign which exceed three time the aggregate annual amount of rents payable hereunder at the date of the proposed assignment

                          (b) that can show that it has net realisable assets which (after the deduction of all figures attributed to goodwill and other intangible assets and of any prospective liability for corporation tax or capital gain tax on capital gains in the event of the assets being realised) as shown in the proposed assignee's preceding financial period of the proposed assignee exceed in value three times the aggregate annual amount of the rents payable hereunder at the date of proposed assignment

                          (c) whose status as the tenant under this Lease would not in the reasonable opinion of the Landlord materially reduce the open market of the Landlord's interest in either the Demised Premises or the Building

                          (d) it is not a company which is for the time being a holding company or subsidiary of the Tenant or another subsidiary of such holding company within the meaning of Section 736 of the Companies Act 1985 and such Assignee together with any surety (other than the Assignor under an authorised guarantee agreement) is on aggregate no less substantial in financial terms than the Tenant for the time being (together with any guarantor for that tenant) at the date of the application for licence to assign

                          (e) it does not enjoy diplomatic or state immunity but this criteria shall not apply where the proposed assignee is the Government of the United Kingdom of Great Britain and Northern Ireland or any department thereof

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                          (f) it is not resident in (which in the case of a
                          corporation shall mean having its registered office located in) a jurisdiction which has no reciprocal enforcement of judgments with the United Kingdom of Great Britain and Northern Ireland

Rent Start Date           means the date named in the Particulars (being the
                          date for the commencement of the payment of the Yearly
                          Rent)

rents means the Yearly Rent the Service Charge and the Insurance Rent

Review Day                means the last day of the Review Year

Review Period             means the period starting with the day following the
                          Review Day up to and including the expiry of the Term

Review Year               means the fifth year of the Term

Service Area              means the common areas accessways pedestrian ways
                          service roads and service areas the car and lorry parks and loading bays and any skip areas and landscaped areas within the Estate but excluding for the avoidance of doubt the Property and any part of the Estate specifically or intended to be demised to any occupational tenant

Service Charge            means the rents payable for the provision of the
                          Services in accordance with Clause 8.2 hereof

Service Charge Date       means the date named in the Particulars

Service Operator          means either the Landlord or the person providing the
                          Part I Services in accordance with the Head Lease or any superior lease

Services means the Part I Services and the Part II Services and the Atrium Services

Site Plan                 means the plan annexed hereto and marked Site Plan

Structure                 means the main structural walls of the Building
                          together with the main beams foundations and columns forming the principal load bearing structure of the Building together with the roof and roof supports

Surveyor means the Surveyor for the time being of the Landlord (who may be a person employed by or otherwise connected with the Landlord)

Term means the Fixed Term together with the period of any extensions thereof or of any holding over whether by statute or at common law

Unit Car Park Spaces      means the eight (8) car parking spaces of which the
                          Tenant is granted exclusive use hereunder and shown coloured blue on the Site Plan and/or Floor Plans

Yearly Rent               means until the Review Day the Initial Rent and
                          thereafter during each successive Review Period a rent equal to One hundred and eighty eight thousand three hundred pounds ((Pounds)188,300) or the Market Rent as at the relevant Review Day whichever be the greater such term includes neither the Service Charge nor the Insurance Rent

3.   INTERPRETATION

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3.1  Words importing only the singular number shall where appropriate include the plural number

3.2 Where the Tenant or the Surety at any time consists of two or more persons covenants made by those persons shall be deemed to be joint and several

3.3 Words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing masculine gender shall include the feminine gender and vice versa (including

3.4 Any reference to a statute shall be deemed to include reference to any further statute for the time being in force amending replacing modifying or supplementing such statute and any regulations directions or orders made thereunder

3.5 Any reference to the Landlord shall include its successors in title and assigns and any reference to the Tenant shall include its successors in title and assigns

4.   DEMISE AND RENT RESERVED

IN consideration of the respective rents and covenants by and on the part of the Tenant hereinafter reserved and contained the Landlord hereby demises unto the Tenant ALL THAT the Demised Premises TOGETHER WITH the easements and rights specified in the Second Schedule hereto AND EXCEPT AND RESERVING unto the Landlord and its tenants servants and licensees and all other persons who shall now have or may hereafter be granted the same by the Landlord the rights and easements specified in the Third Schedule hereto TO HOLD the same UNTO the Tenant for the Fixed Term YIELDING AND PAYING to the Landlord:-

4.1 Yearly during the Term the Yearly Rent payable without any deduction by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date to be paid on the Rent Commencement Date and

4.2 By way of further rent the Service Charge and the Insurance Rent to be calculated from and apportioned as necessary and made on the Service Charge Date

4.3 By way of further rent any interest payable by the Tenant on all such rents as hereinafter appearing

4.4 If at any time and whenever the Market Rent is not ascertained until after the relevant Review Date the Tenant shall continue to pay the Yearly Rent at the rate applicable immediately before the relevant Review Date and within seven days after the date of such ascertainment pay to the Landlord the amount by which the rent paid on the usual quarter days on or after the relevant Review Date falls short of the Market Rent together with interest thereof at four per cent (4%) below the Prescribed Rate

TENANTS COVENANTS

5.   THE Tenant hereby covenants with the Landlord in manner following:-

To pay Rent

5.1.1 To pay the rent on the days and in the manner set out in this Lease and not to exercise or: seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off

5.1.2 If so required in writing by the Landlord to make such payments by Bankers Order or Credit Transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate

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5.1.3  If the Tenant shall fail to pay the rents or any other sum due under the
Lease whether formally demanded or not to pay to the Landlord interest at the Prescribed Rate on all rents or other sum from the date when they were due to the date on which they are paid

5.1.4 nothing in the preceding clause shall entitle the Tenant to withhold or delay any payment of the rents or any other sum due under this Lease after the date upon which they fall due or in any way prejudice affect or derogate from the rights of the Landlord in relation to such non-payment including (but without prejudice to the generality of the above) under the proviso for re-entry contained in this Lease

To Pay Outgoings

5.2 Subject only to any statutory direction to the contrary to pay and to indemnify the Landlord against:

5.2.1 All rates taxes assessments duties charges outgoings and impositions whatsoever (whether parliamentary parochial or otherwise) which are now or may at any time hereafter be assessed charged or imposed upon the Demised Premises or on the owner or occupier in respect thereof including a Proportion of anything payable in respect of the Demised Premises or any part thereof and the adjoining property of the Landlord or adjacent property or otherwise

5.2.2 Value Added Tax (or any tax of a similar nature that may be substituted for it or levied in addition to it) chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this Lease or in respect of any payment made by the Landlord where the Tenant agrees in this Lease to reimburse the Landlord for such payment

To pay for services

5.2.3 To pay for all gas and electricity and water consumed on the Demised Premises and in the event of such supplies not being separately metered to the Demised Premises by the relevant supply authority to pay a Proportion of the costs charges and expenses incurred by the Landlord in respect of such supply having regard to the consumption measured where appropriate by any sub-meters which may be installed from time to time for the Demised Premises and if so required by the Landlord to install and maintain within the Demised Premises appropriate sub meters for any such services as aforesaid and to observe and perform at the Tenant's expense all present and future regulations and requirements of the supply authorities and to keep the Landlord indemnified in respect of such regulations and requirements

Void Rates Indemnity

5.2.4 To indemnify the Landlord against any rates as aforesaid payable by the Landlord after the expiration or sooner determination of the Term through the Landlord's inability to claim void rate relief for the maximum period (commencing with the date of expiration or sooner determination of the Term) which would have been allowed had the Demised Premises been occupied up to the date of the expiration or sooner determination of the Term

To Paint Inside

5.3 In the third year and every third year thereafter of the Term and in the last three months of the Term whether determined by effluxion of time or otherwise to paint or otherwise treat as the case may be all the inside wood and ironwork of the Demised Premises usually or requiring to be painted or otherwise treated with two coats of good quality paint or other suitable material of good quality in a proper and workmanlike manner and on the last occasion in a colour first approved by the Landlord (such approval not to be unreasonably withheld or delayed) and also wash paint as aforesaid or repaper the ceilings and walls in the usual manner

To Repair

5.4 Throughout the Term to repair and keep in good and substantial repair (damage by the Insured Risks excepted (save to the extent of the excess which shall be met and paid by the Tenant) unless payment of any

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insurance money shall be refused as a result of any act or default of the Tenant and without prejudice to the Landlord's right to reinstate in the event of damage by any of the Insured Risks) the whole of the .Demised Premises excluding the Structure but including all Conduits solely serving the Demised Premises and all additions thereto Provided that (but without prejudice to the Tenant's painting obligations) the Tenant shall not be required to put the Demised Premises into a better state of repair than they are in at the date hereof as shown in the Schedule of Condition annexed hereto AND IN PARTICULAR but without prejudice to the generality of the foregoing:

5.4.1 when and so often as any Landlord's fixtures belonging to the Demised Premises shall so require to substitute other fixtures of a similar description quality and value to the reasonable satisfaction of the Landlord

5.4.2 to treat maintain wash and clean in a suitable manner all washable surfaces metalwork woodwork window frames doors and door frames and all fixtures and fittings and items not required to be painted

5.4.3 to keep the Unit Car Park Spaces and the Demised Premises generally in a proper and neat order and condition and to ensure that no vehicle maintenance is carried on thereon and that no petrol or oil is discharged from any vehicles standing on the Forecourt

5.4.4 to clean the interior face of the windows in the Demised Premises at least once a month

PROVIDED THAT if the Tenant shall fail to keep the Demised Premises or leave the same at the expiration or sooner determination of the Term in such condition whether as to painting or repair as aforesaid then and in such case the Landlord may do or effect all such repairs renovations and decorations for which the Tenant shall be liable hereunder and the cost thereof shall be paid by the Tenant to the Landlord on demand and the certificate of the Landlord or the Landlords Surveyor certifying the cost to the Landlord shall be final and binding on the Tenant

To Yield Up

5.5.1 At the expiration or sooner determination of the Term quietly to yield up the Demised Premises so painted polished papered treated washed repaired cleansed and kept as aforesaid (damage by the Insured Risks excepted unless payment of any insurance money shall be refused as a result of any act or default of the Tenant but subject to such excess as aforesaid)

5.5.2 To leave upon the Demised Premises for the absolute use and benefit of the Landlord all such alterations and additions as the Tenant shall make or place thereon without any compensation therefor but this provision shall not extend to the Tenant's trade fixtures and the Tenant shall be at liberty at or before the expiration or sooner determination of the Term to remove all Tenant's trade fixtures (including partitioning) which have been erected or set up by the Tenant both before and after the commencement of the Term the Tenant forthwith making good all damage done or caused by such removal

5.5.3 If called upon by the Landlord so to do at the expiration or sooner determination of the Term to remove all partitioning installed by the Tenant in the Demised Premises and to make good the Demised Premises to the satisfaction of the Surveyor

To Comply with Enactments

5.6.1 At all times during the Term to observe and comply in all respects with the provisions and requirements of any and every enactment (which expression in this covenant includes as well as any and every Act of Parliament already or hereafter to be passed any and every order regulation and bye-law already or hereafter to be made under or in pursuance of any such Acts including but without prejudice to the generality of this covenant or clause the Offices Shops and Railway Premises Act 1963 and the Factories Act 1961) so far as they relate to or affect the Demised Premises or the user thereof for the purposes of any manufacture process trade or business or the employment or residence therein of any person or persons or any fixtures machinery plant or chattels for the time being affixed thereto or being thereupon or used for the purposes thereof and to execute all works and provide and maintain all arrangements which by or under any enactment or by any government department local authority or other public authority or duly authorised Officer or Court of competent jurisdiction acting under or in pursuance of

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any enactment are or may be directed or required to be executed provided and maintained by a tenant or occupier of premises at any time during the Term upon or in respect of the Demised Premises or in respect of any such user thereof or employment or residence therein of any person or persons or fixtures machinery or chattels as aforesaid and to indemnify the Landlord at all times against all costs charges and expenses of or incidental to the execution of any works or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Term to do or omit or suffer to be done or omitted on or about the Demised Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty damages compensation costs charges or expenses

To Comply with Fire Escape Requirements

5.6.2 At all times during the Term at the Tenant's expense to comply with all requirements from time to time of the appropriate authority in relation to means of escape from the Demised Premises in case of fire or other emergency and at the expense of the Tenant to keep the Demised Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances of a type suitable in all respects to the type of user of or business manufacture process or trade carried on upon the Demised Premises such apparatus and appliances to be open to the inspection and to be maintained to the satisfaction of the Landlord (so far as not opposed to the statutory obligation of the Tenant) and also not to obstruct the access to or means of working such apparatus and appliances by their operations at or connected with the Demised Premises

To Comply with Planning Requirements

5.7.1 At all times during the Term to comply in all respects with the provisions and requirements of the Planning Acts and of all consents permissions and conditions (if any) granted or imposed or having effect thereunder so far as the same respectively relate to or affect the Demised Premises or any part thereof or any operations works acts or things already or hereafter to be carried out executed done or omitted thereon or the use thereof for any purpose and

5.7.2 During the Term so often as occasion shall require at the expense in all respects of the Tenant to obtain from (as the case may be) the Local Planning Authority or the Secretary of State for the Environment all such consents and permissions (if any) as may be required for the carrying out of any operations on the Demised Premises or the institution or continuance thereon of any use thereof which may constitute development within the meaning of the Planning Acts but so that no application for planning permission shall be made without the previous written consent of the Landlord which consent shall not be unreasonably withheld and

5.7.3 To pay and satisfy any charge that may hereafter be imposed in respect of the Demised Premises under the Planning Acts in respect of the carrying out or maintenance of any such operations or the institution or continuance of any such use as aforesaid and

5.7.4 Notwithstanding any consent which may be granted by the Landlord under this deed not to carry out or make any alteration or addition to the Demised Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the Landlord's consent is required to be obtained under this deed and for which a planning permission needs to be obtained) before a planning permission therefor has been produced to the Landlord and acknowledged by it in writing as satisfactory to it But so that the Landlord may refuse so to express its satisfaction with any such planning permission on the ground that the period thereof or any condition contained therein or anything omitted therefrom in the reasonable opinion of the Surveyor would be or be likely to be prejudicial to the Landlord's interest in the Demised Premises or the Estate whether during the Term or following the determination or expiration thereof and

5.7.5 Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term any works stipulated to be carried out to the Demised Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission granted for any development begun before such expiration or sooner determination and

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5.7.6  If and when called upon so to do to produce to the Landlord or the
Surveyor all such plans documents and other evidence as the Landlord may reasonably require in order to satisfy it that the provisions of this covenant have been complied with in all respects

To Provide details of notices etc.

5.8 Within fourteen days of becoming aware of the receipt of notice of the same (whether by advertisement or not) to give full particulars to the Landlord of any permission notice order or proposal for a notice or order made giver: or issued to the Tenant its underlessees or the owner or occupier of the Demised Premises by any Government Department Local or Public Authority or by any competent authority under or by virtue of any statutory powers whether the same shall be served directly on the Tenant or the original or a copy thereof be received from any underlessee or other person and if so required by the Landlord to produce such permission notice order or proposal for a notice or order to the Landlord AND ALSO without delay to take-all reasonable or necessary steps to comply with any such notice or order AND ALSO at the request of the Landlord to-make or join with the Landlord in making such objections or representations against or in respect of any such notice order or proposal as aforesaid as the Landlord shall deem expedient (save where such objections or representations shall not be in the Tenant's interests) but without cost to the Tenant

Powers of Entry

5.9 To permit the Landlord the Surveyor the licensees or tenants or occupiers of adjoining property belonging to the Landlord if previously authorised in writing by the Landlord with or without servants agents contractors licensees and workmen at all reasonable times upon reasonable prior notice being given (except in case of emergency) to enter upon the Demised Premises with all necessary appliances:

5.9.1 To execute repairs alterations painting redecoration or other work to the Property or any adjoining property which cannot otherwise be conveniently effected

5.9.2 For the purpose of repairing cleansing emptying or maintaining or laying or installing any Conduits and any sprinkler system in or under the Demised Premises in connection with or for the accommodation of the Estate the Property or the adjoining property

5.9.3 For all reasonable purposes in connection with the development of adjoining property which cannot otherwise conveniently be effected

5.9.4 For the purpose of viewing the same and examining the state and condition thereof and for the purpose of making any inspection which may be required for the purposes of the Landlord and Tenant Acts 1927 and 1954 or any other Act for the time being affecting the Demised Premises and for the purpose of taking Schedules or inventories of the fixtures and things to be yielded up at the expiration of the Term

5.9.5 To give to the Tenant (or leave upon the Demised Premises) a notice specifying any repairs cleaning maintenance or painting that the Tenant has failed to execute in breach of the terms of this Lease and to request the Tenant immediately to execute the same

5.9.6 And for all reasonable purposes in connection with the execution and carrying out of the Landlord's obligations hereunder

5.9.7 The person or persons exercising such rights doing as little damage as may be practical to the Demised Premises and causing as little inconvenience as Practicable and making good any damage thereby occasioned without unreasonable delay at the expense of the Landlord or such person or persons but without payment of any compensation for any annoyance nuisance noise vibration or inconvenience caused to the Tenant in connection with the carrying on of its business in the Demised Premises

Section 146 and 147 L.P.A. 1925 and other costs

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5.10    To pay to the Landlord all reasonable and proper costs charges and expenses (including without prejudice to the generality of the foregoing legal costs and fees payable to a surveyor or architect and other professional fees and commissions payable to a bailiff) which may be properly incurred or properly payable

5.10.1 by the Landlord in or in contemplation of any proceedings relating to the Demised Premises under Sections 146 and 147 of the Law of Property Act 1925 (whether or not any right of re-entry or forfeiture has been waived by the Landlord)

5.10.2 incidental to or in contemplation of the preparation and service of a Schedule of Dilapidations at any time during or within six months after the expiration of the Term but relating in all cases only to dilapidations which accrued prior to the expiration or sooner determination of the Term howsoever the same may be determined

5.10.3 in connection with or procuring the remedying of any breach of covenant on the part of the Tenant contained in these presents

5.10.4 obtaining payment of any arrears of rent or the rectification of any breach by the Tenant of any of the covenants on the part of the Tenant and the conditions contained in this Lease whether proved by Court proceedings or not

5.10.5 Upon making an application for any consent or approval which is required under these presents and to disclose to the Landlord such information as the Landlord may reasonably require and in particular but without prejudice to the generality of the foregoing the Superior Landlord's and the Landlord's legal expenses and Surveyors fees (including disbursements and stamp duty) in respect of all licences and the copies thereof resulting from all such applications by the Tenant including charges fees and disbursements actually incurred in cases where consent is refused or the application is withdrawn and in addition to pay a reasonable management charge to the Landlord (being not less than (Pounds)500) for or in connection with any such application Provided that the Landlord agrees that where it employs a surveyor for non-technical advice or services in connection with any of the said applications then where such surveyor's services or advice is given in the provision of services capable of being carried out by the Landlord itself then the Landlord will not make a charge for its own time in connection with such application

Letting Boards etc

5.11 To permit the Landlord or its agents and all persons by order in writing of the Landlord or its agents to view the Demised Premises at reasonable hours in the daytime without interruption provided an appointment for the purpose is first made with the Tenant who shall not unreasonably refuse such appointment

To Pay Increased Cost Of Insurance etc.

5.12 Not to bring or permit to be brought on the Demised Premises any article or substance nor to do omit or suffer to be done or omitted any act matter or thing whatsoever the bringing doing or omission of which would make void or voidable any policy of insurance issued subject to usual conditions in respect of the Demised Premises or in respect of the Landlord's fixtures and fittings therein or of any other part of the Estate or any adjoining property or would cause the premiums payable in respect of any insurance effected in relation to the Demised Premises or the Estate or any adjoining property to be increased beyond the normal rate

Tenants Insurances

5.13.1 To insure and at all times keep insured the Demised Premises against all third party public and occupiers liability risks including liability under the Defective Premises Act 1972 and any liability under the indemnity provisions hereinafter contained such insurances in all cases to be on such terms and for such sums as the Landlord and any Superior Landlord shall reasonably require

5.13.2 To effect all such insurances in some insurance office of repute in the joint names (if possible) of the Landlord any Superior Landlord and the Tenant

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5.13.3  Upon request by the Landlord or its agents (made not more frequently than annually) to produce to the Landlord the policy or policies of such insurances and the receipt for or evidence of payment of every premium for the then current year payable in respect of such policy or policies

5.13.4 PROVIDED ALWAYS that if and whenever default shall be made in making and maintaining such insurances as aforesaid Landlord may effect and maintain such insurances and the Tenant shall pay all moneys paid by the Landlord for that purpose to the Landlord upon demand and such moneys if not so paid shall be recoverable as rent in arrear

Give notice of damage

5.14.1 In the event of the Demised Premises or any part thereof being destroyed or damaged by any of the Insured Risks to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant

Damage by Tenant rendering insurance irrecoverable

5.14.2 That in the event of the Demised Premises or any part of the Building or any adjoining property being destroyed or damaged by any Insured Risks or other risks insured against by the Landlord and the insurance money under any insurance against the same effected herein by the Landlord being wholly or partly irrecoverable by reasons solely or in part of any act or default of the Tenant then in every such case the Tenant will forthwith (in addition to the said rent) pay to- the Landlord the whole or (as the case may require) a fair proportion of the cost (including professional or other fees) of completely rebuilding and reinstating the same

Alterations Structural

5.15.1 Not to cut maim injure or make any attachment or addition to any of the Structure or make any structural alterations to the Demised Premises

Alterations Non-Structural

5.15.2 Not to make any further or other alteration or addition whatsoever in or to the Demised Premises without the consent in writing of the Landlord such consent not to be unreasonably withheld and to remove any such alteration or addition(including any partitions) at the end or sooner determination of the Term if so required by and to the extent required by the Landlord and to make good the Demised Premises to the satisfaction of the Landlord

Alterations Unapproved

5.15.3 In the event of any breach of such covenants as aforesaid the Tenant shall immediately upon notice in writing from the Landlord requiring it so to do remedy the same and on its failure so to do for the space of two months after such notice then it shall be lawful for the Landlord and others authorised by the Landlord to enter upon the Demised Premises and to remove such alterations or additions and to execute such other requisite works and all expenses of so doing shall on demand be paid to the Landlord by the Tenant and if not so paid shall be recoverable as rent in arrear

User

5.16.1 Not to use or permit to be used the Demised Premises or any part thereof for residential occupation or for carrying on any noisy noxious offensive or dangerous trade or business or as a betting shop public house hotel or inn or for any retail purpose direct to the public nor to use or permit or suffer the Unit Car Park Spaces to be used otherwise than for the parking of motor cars and light vans nor to do or suffer to be done thereon any act or thing which may be become or cause a nuisance injury damage annoyance disturbance or inconvenience to the Landlord or any Superior Landlord or other lessees of the Estate or owners lessees. or occupiers of any adjoining or neighbouring premises or for illegal or immoral purposes

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

5.16.2 Subject to the foregoing not to use or permit to be used the Demised Premises or any part thereof other than as offices

Easements etc.

5.17.1 Not to stop up darken or obstruct any windows or lights belonging to the Demised Premises or the adjoining property or permit any new window light opening doorway path passage drain or other encroachment or easement to be made or acquired in against out of or upon the Demised Premises which may be or grow to the damage annoyance or inconvenience of the Landlord or any of its tenants And that in case any such window light opening doorway path passage drain or other encroachment or easement shall be made or acquired or attempted to be made or acquired the Tenant will upon the same coming to its notice give immediate notice thereof to the Landlord and will at the request and cost of the Landlord adopt such means as may be reasonably required or deemed proper for preventing any such encroachment or the acquisition of any such easement

Underletting and Assignment

5.18.1 Not to assign charge or underlet or part with or share the possession or occupation of any part (as distinct from the whole) of the Demised Premises other than a sub-letting of a Permitted Part

5.18.2 Not to assign charge underlet or part with or share the possession or occupation of the whole of the Demised Premises or underlet a Permitted Part or stand possessed thereof as trustee or agent for any other person PROVIDED ALWAYS that if the Tenant shall at any time during the Term desire to assign or underlet the Demised Premises as a whole or underlet a Permitted Part and shall on each occasion procure

5.18.2.1  that the proposed assignee is a Qualifying Assignee

5.18.2.2 that the proposed assignee enter into a direct covenant with the Landlord to pay the rent reserved by and to perform and observe the covenants and conditions of this present lease during the residue then unexpired of the Term or until this Underlease shall be assigned by such assignee with the approval of the Landlord in accordance with this clause whichever is the shorter period

5.18.2.3 that the Tenant and any guarantor under this Lease of the Tenant (other than a guarantor who has become a guarantor under the provisions of this clause 5.18.2.3) shall enter into the Authorised Guarantee

5.18.2.4 If the Landlord so reasonably requires such persons or company as the Landlord may reasonably require shall act as a guarantor for an intended assignee and shall enter into a direct covenant to guarantee the payment of the rent reserved and the performance and observance of the covenants and conditions of this present Underlease during the residue then unexpired of the Term or until this Underlease shall he assigned by such assignee with the approval of the Landlord in accordance with this clause whichever is the shorter period and such guarantee shall mutatis mutandis be in accordance with the Surety Covenant

5.18.2.5 any intended underlessee shall covenant with the Landlord as from the date of the Underlease to observe and perform the covenants and conditions contained in the Underlease

5.18.2.6 any underlease granted by the Tenant shall be at the market rent then obtainable on a letting with vacant possession and without a premium and shall be granted with reviews of rent to coincide with the reviews of rent as are provided for herein

5.18.2.7 any underlease granted by the Tenant shall contain covenants on the part of the underlessee with the Tenant in terms corresponding with sub-clauses
5.18.1 and 5.18.2. hereof

5.18.2.8  any underlease of a Permitted Part shall:

5.18.2.8.1 not be for a term which would expire after the contractual term hereby granted has expired

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

5.18.2.8.2  contain a covenant against any further underletting

5.18.2.8.3 exclude the provisions of Section 24-28 of the Landlord and Tenant Act 1954 and such exclusion shall be approved by the appropriate Court

5.18.3 then but in such case only the Tenant shall subject to the prior written consent of the Landlord which shall not be unreasonably withheld be permitted to assign charge or underlet the Demised Premises as a whole or underlet a Permitted Part

5.18.4 provided that the Tenant being a Limited Company may share occupation of the Demised Premises with a Company which is either the Holding Company of the Tenant or a Subsidiary Company of the Tenant or the Tenant's Holding Company as those terms are defined by Section 736 of the Companies Act 1985 provided that no such sharing of occupation shall be effected so as to afford the relevant company security of tenure in the Premises

Enforcement of underleases

5.18.5.1 Not without the consent of the Landlord to vary the terms or waive the benefit of any covenant of the underlessee or condition in an underlease of the Premises

5.18.5.2 not without the consent of the Landlord (such consent not to be unreasonably withheld) to accept a surrender of any underlease of the Premises

5.18.5.3 Diligently to enforce the covenants of the underlessee and the conditions in an underlease of the Premises

5.18.5.4 Not without the consent of the Landlord to accept any sum or payment in kind by way of commutation of the rent payable by an underlessee of the Premises

5.18.5.5 Not to accept the payment of rent from an underlessee of the Premises otherwise than by regular quarterly (or more frequent) payments in advance

5.18.5.6 Duly and punctually to exercise all rights to revise the rent reserved by an underlease of the Premises and not to agree with an underlessee a revised rent without the approval of the Landlord (such approval not to be unreasonably withheld)

Registration

5.19 Within twenty eight days next after any assignment charge devolution or underletting of the Demised Premises to give formal notice in writing to the Landlord's Solicitors of such assignment devolution or underletting and of the name and registered office or address of the assignee or underlessee (as the
case may be)   and to produce to the Landlord's Solicitors a certified copy of the instrument effecting such assignment or devolution or underlease as the case may be) and to pay a reasonable fee (not to be less than (Pounds)30.00) plus Value Added Tax thereon for registration of every such notice together with any registration fee payable to the Superior Landlord

Notice Boards and Signs

5.20 Not to place or affix any aerial sign signboard advertisement hoarding fascia placard bill notice or other notification whatsoever to or upon the outside of the Demised Premises or in or upon the windows thereof Provided that the Tenant may within three months of the date hereof erect and thereafter maintain a sign or signs indicating the name of the Tenant and the trade or business carried on from the Demised Premises such sign to be of a design and in a position first approved by the Landlord and on the expiration or sooner determination of the Term to remove or efface any aerial sign signboard advertisement hoarding fascia placard bill notice or other notification as aforesaid and to make good any damage caused thereby to the reasonable satisfaction of the Surveyor

Indemnity

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

5.21 To indemnify and keep indemnified the Landlord from all liability in respect of any injury or the death of any person damage to any property movable or immovable the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising directly or indirectly out of

5.21.1 the repair state of repair condition or any alteration or attachment to or to the user hereinbefore permitted of the Demised Premises

5.21.2 the act omission or default of the Tenant its underlessees or their respective agents servants invitees or licensees

5.21.3 the use of cars or any other vehicles belonging to or under the control of the Tenant on the Service Area and any other part of the Estate

5.21.4 any breach by the Tenant or any underlessee of the Tenant of any covenant on the part of the Tenant or any condition herein contained and from all proceedings costs claims and demands of whatsoever nature in respect of any such liability or alleged liability

To park/load in allocated areas only

5.22 Not to cause congestion or obstruction on any access roadways or on any part of the Forecourt or the Service Area and subject as aforesaid not to park or to load or unload nor to permit persons doing business with the Tenant or the occupier or occupiers of the Demised Premises to park or to load or unload any goods or materials on to or from lorries or other vehicles save in those parts of the Forecourt which shall have been designed for such purposes respectively and to procure that each part of the Forecourt or the Service Area shall be so used only by the type of vehicle intended to be used thereon and in any event without causing damage thereto or to any neighbouring premises and without annoyance or inconvenience to any Superior Landlord the Landlord or to its lessees or other the occupiers of the Estate or any part thereof or the occupiers of any adjoining or neighbouring property

Refuse and Storage of Materials

5.23 Not to bring onto the Demised Premises any dangerous inflammable explosive noxious or offensive substance other than the Tenants usual stock in trade of which prior written details have been provided to the Landlord's insurers

To comply with Regulations

5.24 To comply with such lawful and reasonable regulations and directions (including regulations or directions as to the means of bringing conduits into the Demised Premises) as the Landlord may from time to time make or give for the orderly convenient and proper management of the Estate or for the regulation of vehicular traffic into from and within the Estate and the Service Area

Nuisance

5.25 To pay to the Landlord all costs charges and expenses which may be incurred by the Landlord in abating a nuisance on or from the Demised Premises whether or not caused by the Tenant and in executing all such works as may be necessary for abating a nuisance in obedience to a notice served by a Local or Public Authority

Noxious effluent

5.26 Not to allow to pass into the Conduits serving the Demised Premises any oil grease or other noxious or deleterious effluent or other substance which may become a source of danger or cause an obstruction in or injure the said Conduits and in the event of any such obstruction or injury forthwith to make good such damage to the satisfaction of the Surveyor

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

Excess weight etc.

5.27.1 Not to do or permit or suffer or bring in or upon the Demised Premises anything which may throw on the Demised Premises or the Building any weight or strain in excess of that which such premises are calculated to bear with due margin for safety and not to permit or suffer to be installed any machinery on the Demised Premises which shall be unduly noisy or cause dangerous vibrations

5.27.2 Not to attach or affix any item whatsoever to any structural part or cladding of the Demised Premises without the prior consent in writing of the Landlord

LANDLORDS COVENANTS

6.      THE LANDLORD HEREBY COVENANTS with the Tenant as follows:

Quiet Enjoyment

6.1 That the Tenant paying the respective rents hereby reserved and observing and performing the several covenants and stipulations on the part of the Tenant herein contained shall and may peaceably and quietly hold and enjoy the Demised Premises during the Term without any lawful interruption or disturbance from or by the Landlord or any person or persons lawfully or equitably claiming under or in trust for it

To insure

6.2 That the Landlord will at all times during the Term (unless such insurance shall be vitiated by any act or omission of the Tenant or their respective agents or servants or save in respect of any one or more of the Insured Risks as are not available) insure and keep insured the Property against loss or damage by the Insured Risks or such other risks as the Landlord may reasonably consider necessary or desirable in the Landlord from time to time considers to be the full rebuilding or reinstatement value of the Property (but subject to allowing for a reasonable excess) with provision for inflation to cover the period of rebuilding or reinstatement (or such higher amount as the Tenant shall require by notice in writing to the Landlord) including the cost of demolition site clearance and shoring up any land or buildings and related costs and architect's surveyors' and other professional fees and incidental expenses consequent upon rebuilding or reinstatement together with three years' rack-rent of the Demised Premises and three years estimated Service Charge applicable to the Demised Premises (including an estimate for increased rent prior to a rent review) and will whenever required (but not more frequently than once in every calendar year) produce to the Tenant the policy or policies of such insurance or other sufficient evidence of the nature extent and terms thereof and the receipt for or other evidence of the payment of the last premium for the same and to procure that the insurers waive any subrogation rights against the Tenant and in case of destruction or damage by any of the risks aforesaid as soon as practicable after the necessary labour and materials permits planning bye-laws and any other necessary permission shall have been obtained will cause all moneys received in respect of such insurance (other than for loss of rent) to be forthwith laid out in reinstating the Demised Premises provided that the Landlord shall be entitled to provide a different building on the site of the Building from that presently thereon provided the same provides to the Tenant a reasonably suitable and comparable alternative premises to that previously constructed and making up any shortfall out of its own monies

Insurance or Tenants Improvements

6.2.2 Notwithstanding the provisions of Clause 6.2.1 hereof the Landlord shall not be required to insure or to reinstate any items of fixtures fittings plant or equipment installed by the Tenant during the Term notwithstanding that they may have become Landlord's fixtures unless the Tenant shall have notified the Landlord in writing of the said installation have advised the Landlord of the cost thereof

To Manage and Provide Services

6.3 At all times throughout the Term in accordance with the principles of good estate management to carry out provide manage and operate the Services or to procure that the same are provided managed and operated by the Service Operator in the case of the Part I Services PROVIDED nevertheless that:

6.3.1 in performing its obligations hereunder the Landlord shall be entitled in its absolute discretion to employ agents managers and contractors as is hereinafter provided and

6.3.2 neither the Landlord nor the Service Operator shall be responsible for any temporary delay or stoppage in the performance or observance of such obligations or for any temporary omission to perform the same due to any cause or circumstances not within their respective control but they shall take all adequate steps to remedy or make good the same as soon as practicable

6.3.3 the Landlord and the Service Operator may at their absolute discretion but in the interests of good estate management as aforesaid withhold add to or extend vary or make alterations to the Services from time to time

6.3.4 the references to the maintaining of specified equipment plant or machinery herein shall apply only if and when such equipment plant or machinery is in fact installed

6.3.5 where the Estate shares or has common services with any adjoining building or estate then there shall be attributed to the Estate a fair proportion to be determined by the Service Operator of the cost of such shared facilities and the references to the Services or the cost of any such service shall take into account the fact that some facilities or services are shared facilities or services and where Services include the cost of services supplied to or in connection with the Atrium then the cost of any such service shall take into account the fact that such services are shared with the building or property with which the use of the Atrium is shared

To observe the Head Lease

6.4 During the Term to pay the rent reserved by the Head Lease and to observe and perform (so far as the Tenant is not liable for such performance on its part herein contained) all the lessees covenants contained therein

7.      PROVIDED always and it is hereby expressly agreed as follows:

Proviso for Reentry

7.1     If:

7.1.2 the rents hereby reserved or any part thereof shall at any time be unpaid for fourteen days after becoming payable (whether formally demanded or not) or if any covenant on the Tenants part herein contained or any document expressed to be supplemental to this Lease shall not be performed or observed

7.1.3   the Tenant shall:

7.1.3.1 enter into any arrangement or composition or scheme for the benefit of its creditors or apply to the Court for an Interim Order under Part VIII of the Insolvency Act 1986 or

7.1.3.2 permit any execution to be levied on the Demised Premises or

7.1.3.3 be unable (or has no reasonable prospect of being able) to pay a debt within the meaning of Section 267 and/or 268 and/or 269 of the said Act or (not being a company) shall become insolvent or bankrupt or have a Receiving Order under Part VIII of the said Act made against him or if the Tenant is more than one person all or any of such persons or

7.1.3.4 (being a company) have a Receiver appointed for it or Then (even if any previous right of re-entry has been waived) and in any of the said cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the Demised Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to the right of action of the Landlord against the Tenant or the Surety in respect of any antecedent breach of the Tenant's covenants herein contained

Cesser of Rent in Case of Fire etc

7.2 In case the Building or any part thereof shall at any time during the Term be so destroyed or damaged by any of the Insured Risks as to render the Demised Premises unfit for occupation or use and the policy or policies effected by the Landlord shall not have been vitiated or payment of the policy monies refused in whole or in part in consequence of some act or default of the Tenant the rent hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained and in the event of any dispute the matter shall be resolved as provided in the Disputes Procedure shall be forthwith suspended until the Demised Premises shall be again rendered fit for occupation or use

Power To Deal With Adjoining Land

7.3 The Landlord shall have power at all times without obtaining any consent from or making compensation to the Tenant to deal with any property for the time being belonging to the Landlord which adjoins or is opposite or near to the Demised Premises as it may think fit to erect or suffer to be erected on such adjoining neighbouring property any building whatsoever whether such building shall or shall not affect or diminish the light or air which may now or at any time or times during the Term be enjoyed by the Tenant or any tenants or occupiers of the Demised Premises or any part thereof

Nothing Shall Limit The Landlords Right To Redevelop Adjoining Property

7.4 Nothing herein contained or implied shall impose or be deemed to impose any restriction on the use of any land or buildings not comprised in this Underlease and in particular nothing herein contained nor any of the rights herein granted shall prevent or prohibit any part of the Estate or the Forecourt from being built upon or rights thereover granted to third parties to the exclusion of the Tenant save that in such circumstances where such might hinder or limit any rights or amenities hereby granted to the Tenant the Tenant shall be granted suitable alternative rights or amenities nor shall anything herein contained give to the Tenant the benefit of or the right to enforce or to have enforced or to prevent the release or modification of any covenant agreement or condition entered into by any purchaser from or any lessee tenant or occupier of the Landlord in respect of property not comprised in this Underlease or prevent or restrict in any way the development of any land not comprised in this Underlease

Landlord Not Liable For Acts Of Other Tenants etc

7.5 Subject to the Landlord taking all reasonable steps to prevent the same the Landlord shall not be liable to the Tenant the Tenant's servants visitors customers or others for any damage inconvenience loss or injury whatsoever whether to the Demised Premises the furniture fittings stock or contents thereof or any car or vehicles arising from:

7.5.1   any blocking or obstruction of the Service Area or the Forecourt

7.5.2 any negligence or act of the occupier (not being the Landlord personally or any of its servants or employees) of any adjoining property

7.5.3 any interruption of any right of way or from any act neglect or default of any other tenant of the Property or the Estate or any other persons

7.5.4 any defective workings failure stoppage or breakage of any water storage tank pipe wires drain or other apparatus plant or machinery on the Property or Estate or in any part thereof

No Warranty As To Use Planning Acts

7.6 Nothing herein contained shall be deemed to constitute any warranty by the Landlord that the Demised Premises or any parts thereof are authorised under the Planning Acts or otherwise for any use or for any specific purpose

Service of Notices

7.7 Any notice under this Underlease shall be in writing and any notice to the Tenant shall without prejudice to the efficacy of any other mode of service be sufficiently served if left addressed to the Tenant on the Demised Premises or sent to the Tenant by Recorded Delivery or left at the Tenants last known address in Great Britain or where the Tenant is a Limited Company if addressed to its Registered Office as shown at the Companies Registry and any notice to the Landlord shall be sufficiently served if sent by Recorded Delivery or left at the last known address in Great Britain of the Landlord or where the Landlord is a Limited Company if addressed to the Landlord at its Registered Office

Acceptance

7.8 No acceptance of or demand or receipt for rent by the Landlord after knowledge or notice received by the Landlord or its agents of any breach of any of the Tenant's covenants herein contained or implied shall operate as a waiver in whole or part of any such breach or of the Landlord's rights of forfeiture or re-entry in respect thereof but that any such breach shall for all the purposes. of these presents be a continuing breach of covenant so long as such breach shall be subsisting and no person taking any estate or interest under the Tenant shall be entitled to set up any such acceptance of or demand or receipt for rent as a defence in any action or proceeding by the Landlord

Action By Distress

7.9 If the Tenant shall make default in making payment to the Landlord of any moneys becoming payable by the Tenant to the Landlord pursuant to any of the Tenants covenants hereinbefore contained the amount owing may be recovered by the Landlord by action or distress as if the same formed part of the rent payable hereunder or as liquidated damages

Disputes Between Lessees

7.10 In case any dispute shall arise between the Tenant and/or other tenants or occupiers of the remainder of the Property or the Estate or any other neighbouring premises in connection with any easement right or privilege the Landlord may (if it shall think fit) determine every such dispute in such manner as the Landlord shall think reasonable (acting fairly and properly) and the Tenant will submit to and abide by every such determination

Representations

7.11 The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or its solicitors replies to pre-contract enquiries or correspondence

Tenant's Property

7.12 If after the Tenant has vacated the Demised Premises on the expiry of the Term any property of the Tenant remains in or on the Demised Premises and the Tenant fails to remove it within fourteen days after being requested in writing by the Landlord to do so or if after using its best endeavours the Landlord is unable to make such a request to the Tenant within a further fourteen days from the first attempt so made by the Landlord:

7.12.1 the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant

7.12.2 if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain such proceeds of sale absolutely unless the Tenant shall claim them within one year of the date upon which the Tenant has vacated the Demised Premises

7.12.3 the Tenant shall indemnify the Landlord against any damage occasioned to the Demised Premises and any actions claims proceedings costs expenses and demands made against the Landlord caused by or related to the presence of the property in or on the Demised Premises

Jurisdiction

7.13    For so long as the Lease is vested in Digital Island Inc

7.13.1 the rights and obligations of the parties under the Lease and all documents supplemental thereto shall be governed by the laws of England

7.13.2 any legal action or proceedings against the Tenant with respect to any matter arising under this Lease and any document supplemental thereto may be brought in the English Courts

7.13.3 The Tenant irrevocably and unconditionally accepts the non-exclusive jurisdiction of the English Courts in relation to anything arising under this Lease or any document supplemental thereto

7.13.4 The Tenant Digital Island Inc irrevocably appoints Radcliffes of 5 Great College Street London SW1P 3SJ as authorised to accept service on the Tenant in England or Wales any notice under this Lease or any document supplemental there to or under any statute and or process in the jurisdiction in the English Courts in any legal action or proceeding arising under this Lease or any document supplemental thereto

7.13.5 Should the Landlord bring any judicial proceedings in relation to any matter arising under this Lease or any document supplemental thereto no immunity from such judicial proceedings from attachment of its property or from execution of judgement shall be claimed by the Tenant on the Tenant's behalf with respect to the property of the Tenant any such immunity shall be waived by the Tenant

7.13.6 Nothing in the foregoing provisions should affect the right of the Landlord to service process in any other manner permitted by law or to commence any legal action or proceedings in any other jurisdiction

7.13.7 Any order declaration or other decision of the English Courts may be enforced in the duly constituted Court of the country in which the Tenant (being a company) is incorporated or (being an individual) is resident or in the Courts of any other country in which the Tenant has assets and the Tenant undertakes to submit to the jurisdiction of such Courts

RENTS REVIEW

Calculation or the Market Rent



8.1.1 The Market Rent may the any Review Period be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) shall be determined not earlier than the Review Day by a person nominated in accordance with the Disputes Procedure on the application of the Landlord or the Tenant made not earlier than six months before the Review Day and so that in the case of such determination in accordance with the Disputes Procedure the Market Rent shall be such as shall be decided by such person nominated as aforesaid in accordance with the following assumptions:

8.1.1.1 that the Demised Premises are fit for immediate occupation and use for the purposes hereinafter referred to and all normal means of access thereto are in existence and capable of normal use notwithstanding any disruption thereof and that no work has been carried out thereon by the Tenant or its sub-tenants or their predecessors in title during the Term which has diminished the rental value of the Demised Premises and that in case the Demised Premises have been destroyed or damaged they have been fully restored

8.1.1.2 that the Demised Premises are available to let by a willing Landlord to a willing Tenant as a whole without a premium but with vacant possession and subject to the provisions of this Lease (other than the amount of the rent hereby reserved but including the provisions for rent review) for a term equal to the unexpired residue of the term of this Lease

8.1.1.3 that the covenants herein contained on the part of the Landlord and the Tenant have been fully performed and observed

8.1.1.4 that the Demised Premises may be used for any use within Classes B1 or A2 of the Town & Country Planning (Use Classes) Order 1987 or for any other use permitted hereunder

8.1.1.5 that the said willing tenant or tenants do not seek a rent free period nor any reduction in rent or other inducement or incentive to allow them the equivalent of a rent free period and in considering any comparable rents the existence of any rent free period or any reduction in rent calculated to allow for any rent free period or other inducement or incentive shall be ignored

AND having regard to open market rental values current at the Review Day but disregarding:

8.1.1.6 any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Demised Premises

8.1.1.7 any goodwill attached to the Demised Premises since the commencement of the Term from the carrying on thereat of the business of the Tenant thereon and

8.1.1.8 any increase in rental value of the Demised Premises attributable to the existence at the relevant Review Day of any improvement thereto or any part thereof carried out with consent when required during the Term and completed not more than ten years before the relevant Review Day Provided that there shall not be disregarded any increase in rental value attributable to improvements

8.1.1.8.1 carried out in pursuance of an obligation to the Landlord or its predecessors in title by the Tenant its sub-tenants or their respective predecessors in title

8.1.1.8.2 carried out at the expense of the Landlord or with contributions from the Landlord either in whole or in part
Memorandum

8.1.2 As soon as the Market Rent shall be agreed or ascertained in accordance with the terms. hereof (and if required by the Landlord so to do) the parties hereto (including any Surety) will forthwith sign a Memorandum thereof on the Lease and the Counterpart thereof specifying the yearly amount of the Market Rent

Service Charge

8.2     The Tenant hereby further covenants to pay to the Landlord on demand

8.2.1 In respect of the Part I Services a Proportion of the amount incurred from time to time by the Landlord in or towards the payment to the Service Operator for the supplying of the Part I Services in accordance with the Head Lease and any Deed of Covenant completed pursuant thereto

8.2.2 In respect of the Part II Services and the Atrium Services a Proportion of the expenditure (which shall in addition to expenditure actually incurred be deemed to include a reasonable provision for anticipated expenditure and an amount equal to 15% of all such expenditure as aforesaid being a management fee for the cost of managing all such services) incurred from time to time by the Landlord or its Agent or Agents in or towards supplying the Part II Services and the Atrium Services

8.2.3 Such payments together with Value Added Tax thereon shall be made in accordance with the provisions hereinafter contained that is to say:

8.2.4 the Tenant will on each of the usual quarter days during the Term pay to the Landlord on account of the Tenant's liability under this present covenant a sum being one quarter of a Proportion of the estimated expenditure for the Services year such estimate being based on the expenditure on the Services during the immediately preceding period ending on the Account Day together with an addition to take into account anticipated or increased expenditure PROVIDED THAT during the period from the Service Charge Date to the next following Account Day the Tenant shall pay quarterly to the Landlord on account of the Tenant's liability under this present covenant the Advance Service Charge and so in proportion for any period less than a quarter

8.2.5 if a Proportion of the expenditure incurred as aforesaid in any year ending on the Account Day shall exceed the amount paid by the Tenant on account during that year in accordance with the provisions hereinbefore contained the Tenant shall within fourteen days after receiving notice in writing of the same from the Landlord pay to the Landlord (in addition to any amount then due on account under the provisions hereinbefore contained) a sum equal to such excess

8.2.6 if a Proportion of the expenditure incurred as aforesaid in any year ending on the Account Day shall be less than the aggregate of the amounts paid by the Tenant on account during that year under the provisions hereinbefore contained the balance or difference shall be due to the Tenant and shall be brought into account on the next quarter day

8.2.7 as soon as practicable after the Account Day in each year throughout the Term the Landlord will furnish the Tenant with a statement containing a fair summary of the heads of the expenditure on the Services during the relevant period which statement shall be certified by an Accountant (who may be a person employed by or otherwise connected with the Landlord)

Insurance Contribution

8.3 To pay on demand a Proportion of the premium for keeping the Property insured against the Insured Risks and other insurable risks as the Landlord may deem expedient or necessary in the full reinstatement value thereof including architects' and surveyors' fees and three years loss of rent and insurance against employers liability and third party risks together with the professional fees incurred in ascertaining the full reinstatement value thereof as often as may reasonably be deemed necessary

Disputes Procedure

9.1 Any difference or dispute between the Landlord and the Tenant arising out of or in respect of the amount of any valuation required to be made under this Underlease shall be referred to some independent and fit person to be agreed upon by the Landlord and the Tenant or failing agreement to a person nominated by the President for the time being of the Royal Institution of Chartered Surveyors or if he shall not be available and able and willing to make such appointment at the time of application therefor then by the next senior officer of the said Institution who shall be so available and able and willing or if no such officer of the said Institution shall be so available and able and willing by such officer of such professional body of surveyors as the Landlord shall designate and PROVIDED THAT if any such person nominated as aforesaid shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder the Landlord may apply to the said President for a substitute to be appointed to his place which procedure may be repeated as many times as necessary

9.2.1   Any person so nominated shall act as an expert and not as an arbitrator

9.2.2 such person shall afford the Landlord and the Tenant an opportunity to make representations to him in writing whereupon his decision as an expert shall be final and conclusive and binding upon the Landlord and the Tenant

9.3 All fees and expenses payable to any such person as aforesaid shall lie in his award with which award the Landlord and the Tenant shall forthwith comply Compensation

10. ANY statutory right of the Tenant to claim compensation from the Landlord on vacating the Demised Premises shall be excluded so far as the law allows

Break Clause

11. IF the Tenant shall desire to determine the Term at the expiration of the fifth year of the Term and shall give to the Landlord not less than six months previous notice in writing of such its desire then provided that

11.1 the Tenant shall deliver up the Demised Premises with vacant possession at the expiration of the fifth year of the Term

11.2 the Tenant shall in addition to any rents paid or payable to the Landlord pay to the Landlord on or before vacating the Demised Premises the sum of forty seven thousand and seventy five pounds ((Pounds)47,075.00) together with any value added tax properly payable thereon then immediately on the expiration of such fifth year the Term shall thereupon cease but without prejudice to the remedies of either party against the other in respect of any antecedent claim or breach of covenant

Inherent Defects

12. The Tenant shall have no liability under this Underlease whether directly or indirectly by way of Service Charge for the remedying of or consequences of any Initial Defect which the Landlord hereby covenants to make good at no expense to the Tenant

Declaration as to Agreement for Lease

13      The Landlord and the Tenant hereby certify that there is no Agreement for Lease (or Tack) to which this Lease (or Tack) gives effect

IN WITNESS whereof this Deed is executed in manner hereinafter appearing the day and year first before written

THE FIRST SCHEDULE hereinbefore referred to:-

The Demise

ALL THOSE premises forming pall of the Building as shown for the purposes of identification only edged with a red line on the Floor Plans TOGETHER WITH and including:

1. The paint and other finishes applied to the interior of the external walls and internal load bearing columns but not any other part of the external walls and internal load bearing columns

2. The floor and the space below the same to and including the surface of the sub-floor (if any)

3. The ceiling finishes and the light fittings therein and the wiring above the ceiling

4.      Any non-load-bearing internal walls wholly within the Demised Premises

5. The inner half of the internal non-load-bearing walls dividing the Demised Premises from other parts of the Building

6. The doors and windows and the internal surfaces of the door and window frames

7.      Conduits within and solely serving the Demised Premises

THE SECOND SCHEDULE hereinbefore referred to:-

Rights Granted to the Tenant

1. Rights of free and uninterrupted passage and running of gas electricity water rainwater soil and sewerage to and from the Demised Premises into through and along the Conduits which are now under upon or over the adjoining property

2. Rights for the Tenant his servants and licensees (in common with the Landlord and all persons having the like right) and subject to the right of the Landlord to vary from time to time the route thereof and subject to such reasonable security arrangements as may be made from time to time in relation to the Atrium by the Lessee thereof to pass and repass over such part of the Atrium the Service Area and the Forecourt and the Common Parts as is necessary to obtain access to the Demised Premises subject however to compliance by the Tenant with the following conditions:

2.1 the Tenant shall not use the Forecourt or the Service Area other than the Unit Car Park spaces for the parking of vehicles

2.2 the Tenant shall comply with such directions as may from time to time be given by the Landlord for the regulation and direction of traffic

2.3     any rights of way hereby granted over the Atrium shall be on foot only

3. The right (in common as aforesaid) to use such address board frame (if any) as may be displayed by the Landlord the amount of space of such address board frame to be allotted to each tenant to be determined by the Surveyor whose decision shall be final and binding upon the Tenant

4. The exclusive right to use for the parking of light vans and cars only the Unit Car Parking Spaces or such reasonably suitable alternative spaces as may from time to time be designated by the Landlord in substitution therefor

5. The non exclusive right to use such part of the Forecourt as is necessary for the loading and unloading of vehicles provided that the same shall not cause an obstruction to the turning and manoeuvring of other vehicles loading and unloading from other premises on the Estate or the Property

6. The right (in common with the Landlord and all persons having the like right) to use the toilets forming part of the Common Parts

THE THIRD SCHEDULE hereinbefore referred to:-

Exceptions and Reservations

1. The right to enter upon the Demised Premises after prior notice has been given to the Tenant (except in case of emergency) for all or any of the purposes for which the Tenant covenants to permit entry in this Underlease making good forthwith all damage caused to the Demised Premises occasioned by the exercise of such rights in accordance with the provisions in that regard hereinbefore referred to

2. The free and uninterrupted passage of water and soil through the pipes drains and watercourses and of electricity and gas through the Conduits which are now or may at any time during the Term be in on under or passing through or over the Demised remises with the right

2.1 to construct and maintain new Conduits for the benefit of any adjoining property and

2.2     the right to repair maintain and renew such existing and new Conduits

3. The right to deal in any manner whatsoever with any of the land belonging to the Landlord or any Superior Landlord adjoining opposite or near to the Demised Premises or forming part of the Estate or the Property and to erect maintain rebuild or alter or suffer to be erected maintained rebuilt or altered on such adjoining opposite or neighbouring lands any buildings or structures whatsoever whether such buildings shall or shall not affect or diminish the light or air which may now or at any time hereafter be enjoyed for or in respect of the Demised Premises or any building for the time being thereon and without liability to pay compensation for any damage or loss caused by the affecting or diminishing of such light or air

4. The right to temporarily close as often as may be reasonably necessary the Service Area or the Forecourt or the Common Parts or any part thereof for the purposes of obtaining access to any Conduits and for maintaining repairing or marking of the surface of the same and for any other reasonable purpose Provided Always that the Landlord shall at all times maintain access to the Demised Premises

THE FOURTH SCHEDULE hereinbefore referred to:-Part I

Services being the Services described in the Fourth Schedule to the Head Lease

1. The maintaining renewing amending repairing cleansing draining and lighting of the Service Area and all boundary walls fences features identification notice boards display boards directional signs or nameplates (including any notice boards display boards directional signs or other nameplates whatsoever designed or provided for the benefit of or which relate to the Estate whether or not contained within the Estate)

2. The insuring of the Service Area other than such as are comprised within the Building and all plant and equipment used in connection with the Part I Services and all staff employed in connection with the Part I Services against such risks as the Service Operator shall require and public or third party liability risks and the payment of any valuation fee or for professional advice in connection therewith

3. The maintaining amending renewing repairing and keeping the Conduits other than those which are both comprised within and used exclusively for the benefit of the Building or any other building on the Estate which is let by the Superior Landlord to any tenant

4. The cultivating maintaining and renewing of all grass plants shrubs trees hedges and garden and landscape areas of the Service Area and the keeping of the same properly planted and free from weeds and any grass properly trimmed

5. The providing for the security control and management of the Service Area and traffic control within the Estate

6. The periodic payments in respect of commission fees salaries or wages National Health and Insurance Graduated Pensions Industrial Training levies redundancy and similar or ancillary payments required by statute to be made by the Service Operator (together with any value added tax thereon) in respect of all persons (if any) from time to time employed or instructed by it for purposes connected with the Estate to the extent that those persons are employed or instructed for such purposes

7. The payment of all rates taxes assessments and outgoings from time to time payable in respect of the Service Area and vehicles equipment and plant engaged or used in providing management and service facilities and amenities for the Estate

8. The payment of all charges assessments and outgoings to electricity gas telephone and other public or statutory utilities in respect of the Estate to the extent that such charges assessments and outgoings are not wholly reimbursed to the Service Operator by the Tenant and/or any other tenant or third party and in respect of the Service Area and for the accommodation of vehicles equipment and plant engaged or used in providing management and service facilities and amenities for the Estate

9. The management of the Estate by the Landlord's agents or its own staff including fees for the collection of rents and for computing the Insurance Charge and the Service Charge

10. The providing repairing maintaining amending and renewing and operating of all electrical mechanical and other plant and equipment chattels fixtures and fittings of ornament or utility which the Service Operator shall consider appropriate or desirable

11. The compliance with any Act of Parliament Statutory Instrument Order or Regulation or Local Bye-Law relating to the whole or any part or parts of the Service Area

THE FOURTH SCHEDULE hereinbefore referred to:-

Part II

The Part II Services.

1. The maintaining renewing amending repairing painting treating and cleansing draining and lighting of the Structure the Common Parts and the exterior of the Building including the external cladding and glass therein

2. The maintaining repairing renewing and general operating of all electrical and mechanical or other equipment used in connection with the Building including in particular (but without prejudice to the generality of the foregoing) the lifts and the heating and ventilating and cooling system the fire protection and security system and the computerised building management system serving the Building

3. The maintaining renewing amending repairing cleansing draining and lighting (if any) of the Forecourt and all boundary walls fences or features within the Property and identification notice boards display boards directional signs or nameplates within the Property or the Atrium

4. The insuring of the Common Parts and all the plant and equipment used in connection with the Part II Services and all staff employed in connection with the Part II Services against such risks as the Landlord shall require (including without prejudice to the generality of the foregoing public or third party liability)

5. The maintaining amending renewing repairing and keeping the Conduits within the Property other than those which are both comprised within and used exclusively for the benefit of the Demised Premises

6       The cultivating maintaining and renewing of all grass plants shrubs trees hedges and garden and landscape areas (if any) within the Property

7. The paying of all rates taxes assessments and out goings from time to time payable in respect of the Property but excluding such as relate to the Demised Premises and any part of the Building let or to be let to an occupational tenant

8. The paying of independent professional valuations of the Property or the Atrium or of any part thereof which shall be required by the Landlord for determining to what amount the Property or the Atrium or any part thereof should be insured PROVIDED THAT there shall not be more than one such valuation in any twelve month period

9. The providing of security and control of the Common Parts and the Forecourt

10. The management of the Property and the Atrium by the Landlord's agents or its own staff including fees for the collection of rents and for computing the charge for Insurance and the Charge for the Services

11. The repairing cleaning maintaining and renewing of all party walls structures fences sewers drains pipes wires or other conveniences belonging or which shall belong to or be used by the Property and adjoining or contiguous premises

12. The providing repairing maintaining amending and renewing of fire alarms fire fighting and fire prevention equipment and fire hydrants Intruder alarm equipment and internal communications system on the Property

13. The complying with any Act of Parliament Statutory Instrument Order or Regulation or Local Bye-Law relating to the whole or any part or parts of the Property

14. The collecting and compacting of refuse including the providing and the repairing and the renewing of skips or other refuse containers and equipment for the removal thereof and the removing and disposing thereof

15. The paying of all charges assessments and outgoings for electricity gas telephone and other public or statutory utilities in respect of the Property and the Atrium to the extent that such charge assessments and outgoings are not wholly reimbursed to the Landlord by the Tenant or any other tenant or third party

16. The employment (if so required by the Landlord) of such staff as may reasonably be required or considered necessary or desirable to employ to supervise and/or provide the Services including in this regard the provision and maintenance of accommodation for such persons including managerial offices and storage areas and the payment of all rates taxes outgoings and rent in respect thereof (including a sum to cover a notional rent where such accommodation is within the Building)

17. The provision of such annual sums as the Landlord may deem reasonably expedient in order to provide and maintain a reserve fund in respect of:

17.1 those items of expenditure (including the replacement and repair of the Forecourt and the Common Parts and areas of the Property not comprised or intended to be comprised in any lease of part thereof or of any part thereof or any fixtures and fittings therein and thereon) which are not of an annual or periodically recurring nature

17.2 such allowances in respect of depreciation as the Landlord may deem expedient

18. Any steps or proceedings taken by the Landlord in any attempt to prevent any encroachment into against or upon the Property or any part thereof or any acquisition of any new window light ventilator passage drainage or other easement over or in respect of the Property or any part thereof by any person whatsoever

19. The payment of the share attributable to the Property of all costs charges and expenses incurred in connection with or relating to the cleaning repairing maintaining lighting renewing and rebuilding of all roads footpaths landscape features walls (excluding dock walls) fences gutters drains pipes and other facilities which shall at any time during the Term belong to or be capable of being used or enjoyed by the Property or the lessees or occupiers thereof in common or jointly with any other person or persons

20. The provision of any other service which the Landlord in its sole discretion acting in accordance under the principles of good estate management may consider reasonably and properly necessary or desirable

THE FOURTH SCHEDULE hereinbefore referred to:-

Part III

The Atrium Services

1. The repairing maintaining and renewing of the Atrium and the furniture furnishings fixtures and fittings plant machinery flower and plant decorations and other equipment therein the use of which is for the joint use of the Building and the adjoining office building and any Conduits

2. The cleaning decorating and painting of the Atrium and the fixtures and fittings therein

3. The lighting heating cooling and general operating of the Atrium and all mechanical electrical or other equipment plant and machinery therein and the payment of all charges and assessments and outgoings to the electricity gas telephone and other public or statutory authorities for such services to the Atrium

4. The provision of staff for the maintenance of reception services including the payment of their wages National Insurance contribution and similar or ancillary payments

5. The insurance of the Atrium in the full reinstatement value thereof against loss or damage by the Insured Risks and such other risks as the Lessee of the Atrium may reasonably require and the payment of the cost of an independent professional valuation thereof from time to time for determining the amount of any such insurance

6. The insurance of the Superior Landlord of the Atrium against third party risks and employers liability

7. The payment of all rates taxes assessments and outgoings from time to time payable in respect of the Atrium

8. Complying with the other covenants and obligations on the part of the Lessee contained in the Lease of the Atrium

THE FIFTH SCHEDULE hereinbefore referred to:-

The Surety Covenant

THE Surety HEREBY COVENANTS with the Landlord as follows:-

1.1 That the Tenant shall pay the rent hereby reserved and observe and perform the covenants and conditions herein contained as well after as before any disclaimer of this Underlease by any liquidator or trustee in bankruptcy and that although as between the Tenant and the Surety the Surety may only be surety for the Tenant as between the Surety and the Landlord the Surety shall be liable as if the Surety were principal debtor or covenantor for all obligations herein or in this Underlease contained and shall not be released or discharged by time or indulgence being given to any arrangements or alteration of terms being made with the Tenant or any other person or by any release or dealing by the Landlord or by any act omission or thing whatsoever whether with or without the consent of the Surety whereby the Surety as surety only might have been released or discharged

1 2     That if the Tenant (not being a company) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or the liquidator shall disclaim this Underlease or if this Underlease shall be forfeited and if the Landlord shall within three months after such disclaimer or forfeiture by notice in writing require the Surety to accept an Underlease of the Demised Premises for a term commensurate with the residue of the Term remaining unexpired at the date of such disclaimer or forfeiture on the same terms as this Underlease (such Underlease to take effect from the date of the said disclaimer or forfeiture of rents corresponding with those payable under this Underlease in respect of the period immediately before the said date but subject to review at the same times as those at which reviews would have occurred had this Underlease remained in existence) the Surety shall accept such Underlease and execute and deliver to the Landlord a Counterpart thereof and pay the Landlord's proper costs and expenses of and incidental to the grant thereof

THE SIXTH SCHEDULE hereinbefore referred to:-

Authorised Guarantee

PARTICULARS

Date

"The Landlord"

Registered Office

"The Tenant"

Registered Office

"The Assignee"

Registered Office

"The Premises"

"Lease"

THIS DEED is made between the Landlord and the Tenant on the date stated in the Particulars

WHEREAS

The Tenant holds the Premises under the Lease and wishes to assign the Lease to the Assignee and pursuant to the Lease the Landlord's consent is required to such assignment ("the Assignment") and such consent is given subject to a condition (inter alia) that the Tenant enters into a deed in the form of this Deed

NOW THIS DEED WITNESSES as follows

I.      TENANTS OBLIGATIONS

The Tenant covenants with the Landlord as primary obligation

1.1 that the Assignee or the Tenant shall at all times during the period ("the Guarantee Period") from the completion of the Assignment until the Assignee shall have ceased to be bound by the tenants covenants (which in this Deed shall have the meaning attributed by Section 28(1) of the Landlord and Tenant (Covenant) Act 1995 ("the 1995 Act")) contained in the Lease (including the payment of the rents and all other sums payable under the Lease in the manner and at the times specified in the Lease) duly perform and observe the tenants covenants and shall indemnifying the Landlord in any way directly or indirectly arising out of or arising out of or resulting from any default by the Assignee in the performance and observance of the tenants covenants.

1.2 that if a liquidator trustee in bankruptcy or other competent personal shall disclaim or surrender the Lease or the Lease shall be forfeited or the Assignee shall die or cease to. exist (the date on which any such event occurs being referred to in this Deed as ("the Relevant Date") then the Tenant shall (if the Landlord so requires by notice in writing given to the Tenant within six months after the Relevant Date) accept from and execute and deliver to the Landlord a counterpart of a new Lease of the Premises for a term commencing on the Relevant Date and continuing for the residue then remaining of the term of the Lease such new Lease to be at the cost of the tenant and to be at the same rents and subject to the same covenants conditions and provisions as are contained in the Lease.

1.3 to pay any rent or other sums due from the Assignee and to observe and perform all covenants and conditions on the Assignee's part contained in any licence or other Deed entered into by agreement between the Landlord and the Assignee pursuant to or by way of variation of the Lease and the Tenant shall upon being requested to do so by the landlord join in any such licence or other deed for the purposes of acknowledging that the covenants on the part of the Tenant extend to the obligations under such Deed.

2.      WAIVER OF RIGHTS

The Tenant waives any right to require the Landlord to proceed against the Assignee or to pursue any other remedy of any kind which may be available to the Landlord before proceeding against the Tenant.

3.      MATTERS NOT AFFECTING LIABILITY

None of the following (or any combination of them) shall release determine discharge or in any way lessen or affect the liability of the Tenant as principal debtor under this Deed or otherwise prejudice or affect the liability of the Tenant to accept a new lease in accordance with the provisions of this Deed.

3.1 any neglect delay or indulgence or extension of time given by the Landlord in enforcing payment of the rents or any other sums due under the Lease or in enforcing the performance or observance of any of the tenant covenants

3.2 any refusal by the Landlord to accept rent tendered by or on behalf of the Assignee if the Landlord believes there has been a breach of covenant by the Assignee

3.3     the expiry or sooner determination of the term granted by the Lease

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3.4     any variation of the terms of the Lease (including any reviews of the rent payable thereunder) or the transfer of the Landlord's reversion in which case the Tenant will be liable. under the terms of the Lease as so varied

3.5 any change in the constitution structure or powers of either the Assignee the Tenant or the Landlord or the liquidation administration receivership or bankruptcy (as the case may be) of either the Assignee or the Tenant or the death or dissolution of the Assignee

3.6 any legal limitation or any immunity disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Assignee may be outside or in excess of the powers of the Assignee

3.7 the surrender of part of the Premises and where that happens the liability of the Tenant under this Deed continues for the part of the Premises not surrendered after making any necessary apportionments under the Law of the Property Act 1925 section 140

3.8 an attempt to vary the Lease which takes effect as a matter of law as the surrender of the Lease and the re-grant of a new lease of the Premises (including but not limited to an attempt to vary the term of the Lease or the extent of the Premises) and in such case the Tenant shall be liable as if the Tenant had entered into covenants in the terms of this Deed in the new lease

3.9 any other act omission matter or thing of any kind by virtue of which (but for this provision) the Tenant would be exonerated either wholly or in part (other than a release executed and delivered as a deed by the Landlord or a release effected by virtue of the 1995 Act)

4.      SUCCESSORS

This guarantee shall subsist for the benefit of the successors and assigns of the Landlord under the Lease without the necessity for any assignment of it

IN WITNESS WHEREOF this Deed has been executed by the Tenant and is intended to be and is hereby delivered on the date first above written

EXECUTED as a deed by   )

Limited by   )

Director

Secretary/Director

EXECUTED as a Deed (but not delivered   )

until the date hereof) by the said   )

Director

Secretary

EXECUTED as a Deed (but not delivered   )

until the date hereof) by the said DIGITAL   )

ISLAND INC in the presence of:-

Director

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Director/Secretary

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